SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2010

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway,
Parsippany, NJ 07054
(Address of principal executive offices and zip Code)

(862) 207-7800
Registrant's telephone number, including area code:

                          Saddle River Executive Centre, 1 Route 17 South, Saddle River, NJ 07458

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adoption of 2010 Short-Term Incentive Compensation Plan

On January 18, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of PDI, Inc. (the “Company”) approved the Company’s 2010 Short-Term Incentive Compensation Plan (the “2010 STIP”) and established the financial targets that will be applicable to the plan’s participants, including each of the Company’s named executive officers. The 2010 STIP provides for the payment of cash incentive awards to plan participants if, and to the extent to which, certain financial targets are achieved based on Company’s financial performance during 2010 as well as the achievement of individual performance goals for each participant.  The financial targets established under the 2010 STIP consist of a blended mix of revenue and operating income targets.

The annual incentive targets for the Company’s named executive officers under the 2010 STIP are as follows: Nancy Lurker, the Company’s Chief Executive Officer, 100% of base salary; Jeffrey Smith, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, 70% of base salary; David Kerr, the Company’s Senior Vice President, Business Development, 40% of base salary; Richard Micali, the Company’s Senior Vice President, Sales Services, 50% of base salary; and Howard Drazner, the Company’s Senior Vice President and President of the Pharmakon business unit, 65% of base salary.  The level of funding for the cash incentive targets under the 2010 STIP will be calculated based on a sliding scale that correlates directly with the level of attainment of the various financial targets and individual performance goals.  The maximum level of funding under the plan is 100% and, as a general matter, in order for the annual cash incentive targets to be fully funded, the applicable financial targets and individual performance goals must be fully achieved.  The 2010 STIP also includes an additional incentive feature providing for 100% funding in the event that, among other things, certain full year revenue targets are achieved as well as specified first and second half 2010 operating income targets.  No bonus amount is payable in the event that minimum threshold consolidated operating income targets are not achieved or if a participant’s individual performance is below a specified level.  Payments under the 2010 STIP, if earned, will be paid by the end of the first quarter of 2011.

Adoption of 2010 Long-Term Incentive Plan

On January 18, 2010, the Committee also approved the Company’s 2010 Long-Term Incentive Compensation Plan (the “2010 LTIP”) for plan participants, including each of the named executive officers. The long term incentive element of compensation will be awarded to program participants in the form of an equity grant consisting of restricted stock that will vest in equal annual installments over a three year period.  A program participant’s target dollar value of his or her grant was established in accordance with a tier system based on each executive’s position and responsibilities within the Company.

The Committee will determine the actual amount of the award within the grant guideline range under the 2010 LTIP during the first quarter of 2011, which will be based on a variety of considerations by the Committee, including the Company’s overall performance, the participant’s strategic impact to the Company, individual performance results, total dilution and competitive market practices.  The Committee retains the discretion to make no equity awards to participants under the 2010 LTIP based on the Company’s and/or the individual plan participant’s performance during 2010.

                * * * * * * *

                       SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 PDI, INC.

           By: /s/ Jeffrey Smith
                 Jeffrey Smith
          Chief Financial Officer

Date: January 22, 2010